Ex-99.1

Joint Filer Information

Each of Morgan Stanley Capital Group Inc. (“MSCG”) and Morgan Stanley & Co. International Limited (“MSIL”) has designated Morgan Stanley (“MS”) as the “Designated Filer” for the purposes of the attached Form 4.

Issuer and Ticker Symbol: IntercontinentalExchange, Inc. (ICE)

Date of Event Requiring Statement: June 2, 2006

Signature:  /s/ Dennine Bullard

By: Dennine Bullard, authorized signatory of MS

Signature:  /s/ Robert P. Kinney

By: Robert P. Kinney for MSCG

Signature:  /s/ Colin Bryce

By: Colin Bryce for MSIL